EXHIBIT 5.1


                                                 ATTORNEYS AT LAW

June 1, 2006                                     ONE DETROIT CENTER
                                                 500 WOODWARD AVENUE, SUITE 2700
                                                 DETROIT, MI  48226-3489
                                                 313.234.7100 TEL
                                                 313.234.2800 FAX
                                                 www.foley.com

                                                 CLIENT/MATTER NUMBER
                                                 088953-0101

Medical Nutrition USA, Inc.
10 West Forest Avenue
Englewood, New Jersey 07631

          Re: Common Stock of Medical Nutrition USA, Inc.
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Ladies and Gentlemen:

     We have acted as counsel to Medical Nutrition USA, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Registration Statement on Form S-8 (the "Registration Statement"), relating to an offering by the Company of up to a total of 4,513,200 shares of the Company's Common Stock, $0.001 par value (the "Common Stock"), in connection with awards of securities made under the Company's Amended and Restated 2003 Omnibus Equity Incentive Plan, as amended, and the Company's 2000 Long-Term Incentive Plan (together, the "Plans").

     For purposes of this opinion, we have reviewed the Plans, and the Registration Statement and the exhibits thereto. In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed that the signatures on all documents that we have reviewed are genuine and that the Shares will conform in all material respects to the description thereof set forth in the Registration Statement.

     Based on the foregoing, we are of the opinion:

     1. The Company is a corporation duly organized and existing under the laws of the State of Delaware.

     2. The shares of Common Stock that are subject to the resale prospectus included in the Registration Statement are validly issued, fully paid and nonassessable.

     3. The shares of Common Stock issuable upon the exercise of awards under the Plans, when issued and paid for in the manner provided in the applicable Plan, will be validly issued, fully paid and nonassessable.

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     We consent to the use of this opinion as an exhibit to the Registration
Statement and to the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by
Section 7 of the Securities Act.


                                          Very truly yours,


                                          /s/ FOLEY & LARDNER LLP

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